                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                           CANNONDALE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             CANNONDALE CORPORATION

                              16 TROWBRIDGE DRIVE
                           BETHEL, CONNECTICUT 06801
                                 (203) 749-7000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON NOVEMBER 17, 1999

To the Stockholders of Cannondale Corporation:

     PLEASE TAKE NOTICE that the Annual Meeting of Stockholders of Cannondale Corporation (the "Company") will be held on Wednesday, November 17, 1999, at 10:00 a.m., Eastern Standard Time, at the Ethan Allen Inn, 21 Lake Avenue Extension, Danbury, Connecticut, for the following purposes:

1. To elect three (3) Class II directors of the Company for a three-year term;

2. To consider and act upon a proposal to ratify the selection of Ernst & Young LLP as independent accountants of the Company; and

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Accompanying this Notice is a Proxy, a Proxy Statement and a copy of the Company's Annual Report to stockholders for fiscal year 1999.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE PROVIDED FOR THAT PURPOSE. The Proxy may be revoked at any time prior to the time that it is voted. Only stockholders of record as of the close of business on October 11, 1999, will be entitled to vote at the meeting.

By Order of the Board of Directors

/s/ John T. Capetta

John T. Capetta
Secretary

Bethel, Connecticut
October 15, 1999

                             CANNONDALE CORPORATION

                              16 TROWBRIDGE DRIVE
                           BETHEL, CONNECTICUT 06801

                            ------------------------
                                PROXY STATEMENT
                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors and management of Cannondale Corporation, a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Ethan Allen Inn, 21 Lake Avenue Extension, Danbury, Connecticut on Wednesday, November 17, 1999, at 10:00 a.m., Eastern Standard Time, and at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

     This Proxy Statement, Notice of Annual Meeting and accompanying proxy card are first being mailed to stockholders on or about October 15, 1999.

                                    GENERAL

     Only stockholders of record at the close of business on October 11, 1999, are entitled to notice of and to vote the shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") held by them on that date at the Annual Meeting or any postponements or adjournments thereof. A list of stockholders entitled to vote at the meeting will be available for inspection at the meeting.

     If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the proxy card will vote (i) FOR the slate of nominees proposed by the Board of Directors, (ii) FOR ratification of the selection of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending July 1, 2000 ("fiscal 2000"), and (iii) with regard to all other matters which may be brought before the Annual Meeting, in accordance with the judgment of the person or persons voting the proxies. Each stockholder may revoke a previously granted proxy at any time before it is exercised by filing with the Company a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not, in itself, constitute a revocation of a previously granted proxy.

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on October 11, 1999, will constitute a quorum. As of October 11, 1999, 7,491,421 shares of Common Stock were outstanding. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon at the Annual Meeting.

     In determining the presence of a quorum at the Annual Meeting, abstentions and broker non-votes (votes withheld by brokers in the absence of instructions from the street-name holders) will be counted. Directors will be elected by a plurality of votes cast at the Annual Meeting. Abstentions are not counted toward a nominee's number of total votes cast. All other matters which properly come before the Annual Meeting must be approved by a majority of the votes present at the Annual Meeting. Abstentions will have the practical effect of voting against such matter, since an abstention is one less vote for approval. Broker non-votes on any matter will have no impact on such matter since they are not considered "shares present" for voting purposes.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table reflects shares of Common Stock beneficially owned (or deemed to be beneficially owned pursuant to the rules of the Securities and Exchange Commission) as of October 1, 1999, by (i) each person known to the Company to own more than 5% of the outstanding Common Stock as of October 1, 1999; (ii) each director and nominee to be a director of the Company; (iii) each of the executive officers named in the Summary Compensation Table included elsewhere herein; and (iv) the current directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes below, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned.

                                                                              PERCENT OF
BENEFICIAL OWNER                                      NUMBER OF SHARES(1)    COMMON STOCK
----------------                                      -------------------    ------------
Joseph S. Montgomery(2).............................       1,547,778             20.3%
James Scott Montgomery..............................         454,237              6.0
William A. Luca.....................................         161,934              2.1
Daniel C. Alloway...................................         171,297              2.2
Leonard J. Konecny..................................          18,917                *
Mario M. Galasso....................................          36,899                *
John Sanders........................................           6,000                *
Sally G. Palmer.....................................           6,000                *
Michael J. Stimola..................................           6,200                *
Gregory Griffin.....................................           7,880                *
KAIM Non-Traditional, L.P.(3).......................         767,252             10.2
Valarian Associates(4)..............................         567,500              7.6
Dimensional Fund Advisors Inc.(5)...................         553,000              7.4
All current directors and executive officers as a
  group (10 persons)................................       2,417,142             30.0%

---------------
*   presents less than 1% of the Company's outstanding Common Stock.

(1) The number of shares of Common Stock deemed outstanding includes shares issuable pursuant to stock options which may be exercised within 60 days of October 1, 1999, for the following persons: Mr. Joseph Montgomery -- 128,750 shares, Mr. James Scott Montgomery -- 71,000 shares, Mr. Luca -- 147,565 shares, Mr. Alloway -- 135,216, Mr. Konecny -- 18,917, Mr.
    Galasso -- 36,899, Mr. Sanders -- 6,000, Ms. Palmer -- 6,000, Mr.
    Stimola -- 6,000 and Mr. Griffin -- 6,000.

(2) Mr. Joseph S. Montgomery has a business address c/o Cannondale Corporation, 16 Trowbridge Drive, Bethel, Connecticut 06801.

(3) Based on information contained in a Schedule 13D filed by KAIM Non-Traditional, L.P. and Richard A. Kayne, dated October 13, 1998, KIAM Non-Traditional, L.P. and Richard A. Kayne may be deemed to have sole or shared voting power and investment power with respect to all of the shares of Common Stock reported for KAIM Non-Traditional, L.P. and Richard A. Kayne. KAIM Non-Traditional, L.P. and Richard A. Kayne have an address at 1800 Avenue of the Stars, Los Angeles, California 90067.

(4) Based on information contained in a Schedule 13D filed by Valarian Associates, dated February 9, 1998, Valarian Associates may be deemed to have sole or shared voting power and investment power with respect to all of the shares of Common Stock reported for Valarian Associates. Valarian Associates has an address at 1726 Cedar Wood Drive, Minden, Nevada 89423.

(5) Based on information contained in a Schedule 13G filed by Dimensional Fund Advisors Inc., dated February 11, 1999, Dimensional Fund Advisors Inc. may be deemed to have sole or shared voting power and investment power with respect to all of the shares of Common Stock reported for Dimensional Fund Advisors Inc. Dimensional Fund Advisors Inc. has an address at 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended the ("Exchange Act") requires the Company's executive officers, directors and persons owning more than 10% of the Company's Common Stock ("Reporting Persons") to file reports of ownership and reports of changes of ownership with the Securities and Exchange Commission. Reporting Persons are required to furnish the Company with copies of all Section 16(a) forms that they file. Based solely upon a review of copies of these filings received, the Company believes that with respect to the fiscal year ended July 3, 1999 ("fiscal 1999"), all required filings during this period were made on a timely basis, except for one transaction on Form 4 that was filed late by Joseph S. Montgomery (Chairman, President and Chief Executive Officer), one transaction on Form 4 that was filed late by William A. Luca (Vice President, Treasurer and Chief Financial Officer), two transactions on Form 4 that were filed late by Daniel C. Alloway (Vice President of Sales) and two transactions on Form 4 that were filed late by John
P. Moriarty (Assistant Treasurer, Assistant Secretary and Chief Accounting Officer).

                        ITEM 1 -- ELECTION OF DIRECTORS

     The Board of Directors of the Company is divided into three classes, as nearly equal in number as possible. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The term of office of directors in Class II expires at the 1999 Annual Meeting. The Board of Directors proposes that the nominees described below be elected to Class II for a new term of three years and until their successors are duly elected and qualified. The Board of Directors has no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE SLATE OF NOMINEES DESCRIBED BELOW.

                  CLASS II -- DIRECTORS STANDING FOR ELECTION

JOHN SANDERS, Director since 1998

     John Sanders, 51, has been the President of the New York Islanders Hockey Club, L.P. (the "Islanders") since May 1999. He joined the Islanders in June 1998 as a Senior Vice President and the General Counsel. Previously, Mr. Sanders was a partner with the law firm of Levett, Rockwood & Sanders Professional Corporation ("Levett Rockwood") since 1981. Levett Rockwood provides certain legal services for the Company.

JAMES SCOTT MONTGOMERY, Director since 1994

     James Scott Montgomery, 38, is a private investor and provides consulting services to the Company. He was the Vice President of Marketing of the Company from 1993 to June 1997. His previous positions with the Company include founder and President of the Sales and Trading Divisions of Cannondale Japan KK (1991 to
1993), co-founder and Managing Director of Cannondale Europe B.V. ("Cannondale Europe") (1989 to 1991) and Director of Purchasing. Mr. Montgomery is the son of Joseph S. Montgomery, the Company's Chairman, President and Chief Executive Officer.

SALLY G. PALMER, Director since 1999

     Sally G. Palmer, 44, served as an advisor to the Company while she was a Principal with the investment banking division of Robertson, Stephens & Company (1990 to 1998). Ms. Palmer was elected to the Board of Directors by the unanimous vote of the directors on January 27, 1999. Ms. Palmer was also appointed to the Compensation Committee and the Stock Option Plan Administrative Committee (the "Administrative Committee") of the Board of Directors on such date.

              CLASS III -- TERM EXPIRES AT THE 2000 ANNUAL MEETING

WILLIAM A. LUCA, Director since 1994

     William A. Luca, 56, was appointed Vice President, Treasurer and Chief Financial Officer of Cannondale in November 1998. Mr. Luca joined the Company in January 1994 as Vice President of Finance, Treasurer and Chief Financial Officer. Prior to joining the Company, he served as a management consultant from 1989 to 1993, including consulting for the Company between August and December 1993. From 1980 to 1989 Mr. Luca was employed by Dual-Lite, Inc., a manufacturer of emergency lighting systems, as Chief Financial Officer (1980-1983), President and Chief Operating Officer (1983-1986) and President and Chief Executive Officer (1986-1989).

DANIEL C. ALLOWAY, Director since 1998

     Daniel C. Alloway, 40, has held a number of positions since joining Cannondale in 1982. He is currently Vice President of Sales. His previous positions with the Company included the Vice President of Sales-United States and Vice President of European Operations (1994 to November 1998), Managing Director of Cannondale Europe (1992 to 1994), Director of Sales and Marketing (1990 to 1992) and National Sales Manager (1987 to 1990).

GREGORY GRIFFIN, Director since 1999

     Gregory Griffin, 50, is a self-employed attorney and businessman. Previously, Mr. Griffin was Assistant General Counsel with BTR, Inc., a multinational conglomerate (1994 to 1999) and a partner with the law firm of Levett Rockwood (1981 to 1994). Mr. Griffin was elected to the Board of Directors by the unanimous vote of the directors on January 27, 1999. Mr. Griffin was also appointed to the Audit Committee, the Compensation Committee and the Administrative Committee of the Board of Directors on such date.

               CLASS I -- TERM EXPIRES AT THE 2001 ANNUAL MEETING

JOSEPH S. MONTGOMERY, Director since 1971

     Joseph S. Montgomery, 59, founded Cannondale in 1971 and has been its Chairman, President and Chief Executive Officer and a director since its formation. Mr. Montgomery is the father of James Scott Montgomery, who is also a director.

MICHAEL J. STIMOLA, Director since 1995

     Michael J. Stimola, 42, founded Sandvick Associates, Inc., ("Sandvick") in 1986 and has been its President since its formation. Sandvick is a design and construction company headquartered in Georgetown, Connecticut. See "Certain Relationships and Related Transactions." Mr. Stimola is also the founder, Chief Executive Officer and President of Sandella's Coffee Cafe, Inc. ("Sandella's"), a company formed in 1994, of which Mr. Joseph Montgomery is the majority stockholder. Sandella's owns, operates and franchises upscale gourmet quick-service restaurants.

DIRECTORS' REMUNERATION; ATTENDANCE

     Directors who are also full-time employees of the Company receive no additional compensation for serving as a director. During fiscal 1999, each non-employee director received a quarterly payment of $1,500, plus $1,000 for each day on which the member attended a meeting of the Board of Directors or a committee, together with reimbursement of actual expenses incurred in attending meetings. Upon election to the Board of Directors, non-employee directors are granted 1,000 options to purchase the Common Stock of the Company, which are immediately exercisable, at an exercise price per share equal to the fair market value of a share of Common Stock at the time of grant.

     The Board of Directors met six times during fiscal 1999. No director attended fewer than 75% of the total number of meetings of the Board and committees on which such director served.

COMMITTEES OF THE BOARD

     At its December 1994 meeting, the Board established standing Compensation and Audit Committees. The Compensation Committee is composed of Messrs. Sanders, Griffin, Stimola and Joseph Montgomery and Ms. Palmer. The Audit Committee is composed of Messrs. Sanders, Griffin and Stimola.

     The Compensation Committee's functions are to review and set the compensation, including salary, bonuses, stock options (in conjunction with the Administrative Committee) and other incentive compensation, of the Company's Chief Executive Officer and certain of its most highly compensated officers, and to recommend to the Board of Directors incentive compensation, retirement or other similar plans benefiting directors, officers and other key employees of the Company. The Compensation Committee and/or Administrative Committee met eight times during fiscal 1999.

     The Audit Committee's functions are to review financial and auditing issues of the Company, including the Company's choice of independent public accounting firms, and to make recommendations to the Board of Directors. The Audit Committee met two times during fiscal 1999.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON COMPENSATION OF EXECUTIVE OFFICERS OF THE
COMPANY

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

Executive Officer Compensation

     The Company's compensation program for executive officers and the Company's management team consists of three key elements: a base salary, a profit-sharing bonus (a discretionary annual bonus) and grants of stock options, in addition to benefit plans. The Compensation Committee believes that this approach best serves the interests of stockholders by ensuring that executive officers are compensated in a manner that advances both the short-and long-term interests of stockholders.

     Total Cash Compensation -- Salary and Bonuses. Salaries paid to executive officers are reviewed annually by the Chief Executive Officer based upon his subjective assessment of the nature of the position, and the contribution, experience and Company tenure of the executive officer. The Chief Executive Officer reviews his salary recommendations for all executive officers with the Compensation Committee, which is responsible for approving or disapproving those recommendations. In addition, the Chief Executive Officer makes recommendations to the Compensation Committee as to profit-sharing bonuses, if any, to be paid to individual executive officers, based upon his evaluation of each executive officer's contribution to Company performance.

     Stock Options. The Company's 1994 Stock Option Plan, 1994 Management Stock Option Plan, 1995 Stock Option Plan, 1996 Stock Option Plan and 1998 Stock Option Plan authorize the Administrative Committee of non-employee directors to grant options to executives, directors, employees, consultants and advisors of the Company. The Administrative Committee is composed of the four non-employee directors on the Compensation Committee. Option grants are made from time to time to executives whose contributions are perceived to have had or to be likely to have a significant impact on the Company's performance.

     Repricing. As previously disclosed in the Company's 1998 Proxy Statement, during the course of fiscal 1999 and 1998, the Company implemented certain repricings of existing stock options. The Compensation Committee is very much aware of the general resistance in certain segments of the investor community to option repricings. Although sensitive to such concerns, the Compensation Committee is forced to deal with the reality that in the current environment, experienced management and valuable employees have multiple opportunities available to them. Stock options are one of the principal incentives for employees and if such options have an exercise price above the current value of the Company's Common Stock, the value of such options as a motivating and retention factor is substantially reduced. It is very difficult to retain employees when they are presented with other employment opportunities with stock options which are not "underwater." At the same time, in considering whether to reprice options, the Company must weigh, on the one hand, the direct and indirect costs of attracting and incentivizing replacement management and other employees, to, on the other hand, the cost to the Company of the repriced options needed to keep employees or management who might otherwise leave due to the lower option incentives. On balance, the Compensation Committee believed the repricings to be in the best interest of the stockholders of the Company.

     The following table sets forth historical information about the repricings during the last ten years of stock options granted to the Company's executive officers.

                                                    NUMBER OF       MARKET                                   LENGTH OF
                                                   SECURITIES      PRICE OF       EXERCISE                    ORIGINAL
                                                   UNDERLYING      STOCK AT       PRICE AT                  OPTION TERM
                                                     OPTIONS       TIME OF        TIME OF        NEW        REMAINING AT
                                   DATE OF         REPRICED OR   REPRICING OR   REPRICING OR   EXERCISE       DATE OF
NAME AND PRINCIPAL POSITION   REPRICING(1)(2)(3)     AMENDED      AMENDMENT      AMENDMENT      PRICE        REPRICING
---------------------------   ------------------   -----------   ------------   ------------   --------   ----------------
Joseph S. Montgomery........  June 15, 1998          40,000         $12.50         $15.00       $15.00    7 Years 127 Days
  Chairman, President and     June 15, 1998          50,000         $12.50         $13.00       $13.00    6 Years 153 Days
  Chief Executive Officer     September 3, 1998      40,000         $ 9.31         $15.00       $ 9.31    7 Years  47 Days
                              September 3, 1998      50,000         $ 9.31         $13.00       $ 9.31    6 Years  73 Days
William A. Luca.............  March 27, 1998         50,000         $16.50         $18.75       $16.50    8 Years 254 Days
  Vice President, Treasurer   March 27, 1998         36,697         $16.50         $21.31       $16.50    9 Years 189 Days
  and Chief Financial         June 15, 1998          40,000         $12.50         $15.00       $15.00    7 Years 127 Days
    Officer
                              June 15, 1998          24,715         $12.50         $16.50       $16.50    7 Years 280 Days
                              June 15, 1998          50,000         $12.50         $16.50       $16.50    8 Years 174 Days
                              June 15, 1998          36,697         $12.50         $16.50       $16.50    9 Years 109 Days
                              June 15, 1998          60,000         $12.50         $13.00       $13.00    6 Years 153 Days
                              June 15, 1998          35,000         $12.50         $16.56       $16.56    9 Years 290 Days
                              September 3, 1998      60,000         $ 9.31         $13.00       $ 9.31    6 Years  73 Days
                              September 3, 1998      40,000         $ 9.31         $15.00       $ 9.31    7 Years  47 Days
                              September 3, 1998      24,715         $ 9.31         $16.50       $ 9.31    7 Years 200 Days
                              September 3, 1998      50,000         $ 9.31         $16.50       $ 9.31    8 Years  94 Days
                              September 3, 1998      36,697         $ 9.31         $16.50       $ 9.31    9 Years  29 Days
                              September 3, 1998      35,000         $ 9.31         $16.56       $ 9.31    9 Years 210 Days
Daniel C. Alloway...........  March 27, 1998         50,000         $16.50         $18.75       $16.50    8 Years 254 Days
  Vice President of Sales     June 15, 1998          25,000         $12.50         $15.00       $15.00    7 Years 127 Days
                              June 15, 1998          63,091         $12.50         $16.50       $16.50    7 Years 280 Days
                              June 15, 1998          50,000         $12.50         $16.50       $16.50    9 Years 286 Days
                              June 15, 1998          20,000         $12.50         $13.00       $13.00    6 Years 153 Days
                              June 15, 1998          15,000         $12.50         $16.56       $16.56    9 Years 290 Days
                              September 3, 1998      20,000         $ 9.31         $13.00       $ 9.31    6 Years  73 Days
                              September 3, 1998      25,000         $ 9.31         $15.00       $ 9.31    7 Years  47 Days
                              September 3, 1998      50,000         $ 9.31         $16.50       $ 9.31    8 Years  94 Days
                              September 3, 1998      63,091         $ 9.31         $16.50       $ 9.31    7 Years 200 Days
                              September 3, 1998      15,000         $ 9.31         $16.56       $ 9.31    9 Years 210 Days
Leonard J. Konecny..........  March 27, 1998         20,000         $16.50         $18.75       $16.50    8 Years 254 Days
  Vice President of           June 15, 1998           2,250         $12.50         $15.63       $15.63    7 Years 105 Days
    Purchasing
                              June 15, 1998          15,000         $12.50         $16.50       $16.50    7 Years 280 Days
                              June 15, 1998          20,000         $12.50         $16.50       $16.50    8 Years 174 Days
                              June 15, 1998           1,667         $12.50         $13.00       $13.00    6 Years 153 Days
                              June 15, 1998          20,000         $12.50         $16.56       $16.56    9 Years 290 Days
                              September 3, 1998       1,667         $ 9.31         $13.00       $ 9.31    6 Years  73 Days
                              September 3, 1998       2,250         $ 9.31         $15.63       $ 9.31    7 Years  25 Days
                              September 3, 1998      15,000         $ 9.31         $16.50       $ 9.31    7 Years 200 Days
                              September 3, 1998      20,000         $ 9.31         $16.50       $ 9.31    8 Years  94 Days
                              September 3, 1998      20,000         $ 9.31         $16.56       $ 9.31    9 Years 210 Days

                                                    NUMBER OF       MARKET                                   LENGTH OF
                                                   SECURITIES      PRICE OF       EXERCISE                    ORIGINAL
                                                   UNDERLYING      STOCK AT       PRICE AT                  OPTION TERM
                                                     OPTIONS       TIME OF        TIME OF        NEW        REMAINING AT
                                   DATE OF         REPRICED OR   REPRICING OR   REPRICING OR   EXERCISE       DATE OF
NAME AND PRINCIPAL POSITION   REPRICING(1)(2)(3)     AMENDED      AMENDMENT      AMENDMENT      PRICE        REPRICING
---------------------------   ------------------   -----------   ------------   ------------   --------   ----------------
Mario M. Galasso............  March 27, 1998         20,000         $16.50         $18.75       $16.50    8 Years 254 Days
  Vice President of Product   March 27, 1998         20,000         $16.50         $17.63       $16.50    8 Years 162 Days
  Development                 June 15, 1998           5,000         $12.50         $15.63       $15.63    7 Years 105 Days
                              June 15, 1998           3,000         $12.50         $13.00       $13.00    6 Years 153 Days
                              June 15, 1998          15,000         $12.50         $16.56       $16.56    9 Years 290 Days
                              June 15, 1998           8,900         $12.50         $16.50       $16.50    7 Years 280 Days
                              June 15, 1998          40,000         $12.50         $16.50       $16.50    9 Years 286 Days
                              September 3, 1998       3,000         $ 9.31         $13.00       $ 9.31    6 Years  73 Days
                              September 3, 1998       5,000         $ 9.31         $15.63       $ 9.31    7 Years  25 Days
                              September 3, 1998      20,000         $ 9.31         $16.50       $ 9.31    8 Years  94 Days
                              September 3, 1998      20,000         $ 9.31         $16.50       $ 9.31    8 Years   2 Days
                              September 3, 1998       8,900         $ 9.31         $16.50       $ 9.31    7 Years 200 Days
                              September 3, 1998      15,000         $ 9.31         $16.56       $ 9.31    9 Years 210 Days

---------------
(1) On March 27, 1998, an aggregate of 509,426 options to purchase Common Stock with exercise prices in excess of $16.50 were canceled and new options were issued in replacement thereof with exercise prices of $16.50 and terms identical to those canceled. These options are no longer outstanding due to the June 15, 1998 repricing.

(2) In February 1998, the Company amended its stock option plans to include a provision whereby upon a change of control, as defined by the plans, any option granted and outstanding shall immediately become vested. On June 15, 1998, an aggregate of 1,430,652 options to purchase Common Stock with exercise prices in excess of $12.50 were canceled and new options were issued with the same exercise prices and terms as the old options; provided, however, that in the event of a change of control, the exercise price of the new options would have been $12.50 (the fair value of the Company's common stock at the time of the grant). These options are no longer outstanding due to the September 3, 1998 repricing.

(3) As disclosed in the Company's 1998 Proxy Statement, on September 3, 1998, an aggregate of 1,462,252 options to purchase Common Stock, including options granted to the executive officers of the Company, with exercise prices in excess of $9.31 were canceled and new options were issued in replacement thereof with exercise prices of $9.31 and terms identical to those canceled.

Chief Executive Officer Compensation

     Mr. Joseph Montgomery's compensation as Chief Executive Officer is composed of the same elements and performance measures as the Company's other senior executives. The Compensation Committee believes that Mr. Montgomery's total compensation reflects the unique contributions that he makes to the Company's performance as an innovative leader in the bicycle industry and in leading the Company's entrance into the motorcycle industry. He was awarded a profit-sharing bonus of $67,391 in the fiscal year ended June 27, 1998 ("fiscal 1998") based on corporate profitability in the fiscal year ended June 28, 1997 ("fiscal 1997"). He was awarded a profit-sharing bonus of $62,000 in fiscal 1999 based on corporate profitability in fiscal 1998, and he was not awarded a profit-sharing bonus in fiscal 2000 based on corporate profitability in fiscal 1999. The Compensation Committee believes that such compensation is appropriate based on the Company's performance, including its earnings, revenue growth and cash flow from operations.

                                          Members of the Compensation Committee
                                          John Sanders
                                          Joseph S. Montgomery
                                          Michael J. Stimola
                                          Sally G. Palmer
                                          Gregory Griffin

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors of the Company has a Compensation Committee. During fiscal 1999, the Compensation Committee included Michael J. Stimola, John Sanders, John H.T. Wilson, Sally G. Palmer, Gregory Griffin and Joseph Montgomery as members. During fiscal 1999, Mr. Wilson resigned as a member of the Board of Directors and Mr. Griffin and Ms. Palmer were elected to the Board of Directors and appointed to the Compensation Committee. During the last fiscal year, Joseph Montgomery, the Company's Chairman, President and Chief Executive Officer participated in discussions with members of the Compensation Committee concerning executive officer compensation.

     Joseph Montgomery serves as a director of Sandella's, a company formed in 1994, of which Mr. Stimola is the founder, President and Chief Executive Officer. During fiscal 1999, William Luca resigned as a director of Sandella's. Sandella's owns, operates and franchises upscale gourmet quick-service restaurants.

     Joseph Montgomery is the sole shareholder of JSM, Inc. ("JSM"). During fiscal 1999, JSM sold its Cessna Citation Jet aircraft and an option to buy a learjet to the Company. See "Certain Relationships and Related Transactions."

     Sandvick, of which Mr. Stimola is the President and majority stockholder, has been the construction manager and general contractor for several construction projects of the Company, including the construction of the Company's headquarters and research and development facility and the expansion of its bicycle manufacturing facility in Bedford, Pennsylvania. In fiscal 1999, Sandvick was the construction manager and general contractor for the construction of a new 100,000 square foot facility in Bedford, Pennsylvania to house production of the Company's motorcycle and to provide additional warehousing space. See "Certain Relationships and Related Transactions."

     During the Company's 1999 and 1998 fiscal years, the Company provided Joseph Montgomery with certain loans. See "Certain Relationships and Related Transactions."

EXECUTIVE COMPENSATION SUMMARY TABLE

     The following table sets forth certain information with respect to the compensation paid by the Company for services rendered to the Company in all capacities during fiscal 1999, 1998 and 1997 to its Chief Executive Officer and the Company's other most highly compensated executive officers whose aggregate cash and cash equivalent compensation exceed $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM
                                                                                         COMPENSATION
                                                                                          AWARDS(3)
                                                             ANNUAL COMPENSATION(1)       SECURITIES
                                                             ----------------------       UNDERLYING
NAME AND PRINCIPAL POSITION                        YEAR       SALARY       BONUS(2)        OPTIONS
---------------------------                        ----      --------      --------      ------------
Joseph S. Montgomery.............................  1999      $338,278      $62,000         190,000(4)
  Chairman, President and Chief Executive Officer  1998       287,616       67,391               0
                                                   1997       278,471            0               0
William A. Luca..................................  1999       305,769       62,000         276,412(4)
  Vice President, Treasurer and Chief              1998       247,252       67,391         158,394(5)
  Financial Officer                                1997       233,100       75,000          50,000
Daniel C. Alloway................................  1999       175,000       45,000         203,091(4)
  Vice President of Sales                          1998       150,000       44,927          65,000(5)
                                                   1997       148,462       50,000          50,000
Leonard J. Konecny...............................  1999       130,278       23,000          73,917(4)
  Vice President of Purchasing                     1998       108,077       22,464          40,000(5)
                                                   1997        97,500       25,000          20,000
Mario M. Galasso.................................  1999       114,231       23,000          86,900(4)
  Vice President of Product Development            1998        97,308       12,500          55,000(5)
                                                   1997        86,481       10,000          20,000

---------------
(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or ten percent of the total annual salary and bonus reported for the executive officer during fiscal 1999, 1998 and 1997.

(2) Profit-sharing bonuses paid in fiscal 1999 are based on corporate profitability in fiscal 1998. No profit-sharing bonuses will be paid to Messrs. Montgomery, Luca, Alloway, Konecny and Galasso in fiscal 2000 for corporate profitability in fiscal 1999.

(3) The Company did not grant any restricted stock awards or stock appreciation rights during fiscal 1999, 1998 or 1997. The Company does not have any long-term incentive plan.

(4) Includes the replacement of 90,000, 246,412, 173,091, 58,917 and 71,900 options that were previously granted to Messrs. Montgomery, Luca, Alloway, Konecny and Galasso, respectively, and canceled pursuant to the repricing of options on September 3, 1998.

(5) Includes the replacement of 86,697, 50,000, 20,000 and 40,000 options that were previously granted to Messrs. Luca, Alloway, Konecny and Galasso, respectively, and canceled pursuant to the repricing of options on March 27, 1998.

     The following table sets forth certain information regarding stock options granted during fiscal 1999 by the Company to the executive officers named in the Summary Compensation Table above.

                       OPTION GRANTS IN FISCAL YEAR 1999

                                               INDIVIDUAL GRANTS                            POTENTIAL
                             ------------------------------------------------------     REALIZABLE VALUE
                                             PERCENT                                    OF ASSUMED ANNUAL
                             NUMBER OF       OF TOTAL                                    RATES OF STOCK
                             SECURITIES      OPTIONS                                   PRICE APPRECIATION
                             UNDERLYING     GRANTED TO      EXERCISE                   FOR OPTION TERM(3)
                              OPTIONS      EMPLOYEES IN      PRICE       EXPIRATION   ---------------------
           NAME              GRANTED(1)    FISCAL YEAR    PER SHARE(2)      DATE         5%         10%
           ----              ----------    ------------   ------------   ----------   --------   ----------
Joseph S. Montgomery.......    50,000(4)       2.36%         $9.31        11/15/04    $164,432   $  375,032
                               40,000(6)       1.89           9.31        10/20/05     154,907      362,264
                              100,000          4.73           9.69        04/30/09     609,399    1,544,336

William A. Luca............    60,000(4)       2.84           9.31        11/15/04     197,318      450,039
                               40,000(6)       1.89           9.31        10/20/05     154,907      362,264
                               24,715(7)       1.17           9.31        03/22/06     102,445      242,336
                               50,000(9)       2.36           9.31        12/06/06     230,952      557,136
                               36,697(10)      1.73           9.31        10/02/07     190,419      470,065
                               35,000(11)      1.65           9.31        03/31/08     194,041      485,796
                               30,000          1.42           7.63        01/20/09     143,954      364,808

Daniel C. Alloway..........    20,000(4)       0.95           9.31        11/15/04      65,772      150,013
                               25,000(6)       1.18           9.31        10/20/05      96,817      226,415
                               63,091(7)       2.98           9.31        03/22/06     261,515      618,621
                               50,000(9)       2.36           9.31        12/06/06     230,952      557,136
                               15,000(11)      0.71           9.31        03/31/08      83,161      208,198
                               30,000          1.42           7.63        01/20/09     143,954      364,808

Leonard J. Konecny.........     1,667(4)       0.08           9.31        11/15/04       5,482       12,504
                                2,250(5)       0.11           9.31        09/28/05       8,626       20,141
                               15,000(7)       0.71           9.31        03/22/06      62,176      147,078
                               20,000(9)       0.95           9.31        12/06/06      92,381      222,855
                               20,000(11)      0.95           9.31        03/31/08     110,881      277,598
                               15,000          0.71           7.63        01/20/09      71,977      182,404

Mario M. Galasso...........     3,000(4)       0.14           9.31        11/15/04       9,866       22,502
                                5,000(5)       0.24           9.31        09/28/05      19,170       44,757
                                8,900(7)       0.42           9.31        03/22/06      36,891       87,267
                               20,000(8)       0.95           9.31        09/05/06      88,976      213,145
                               20,000(9)       0.95           9.31        12/06/06      92,381      222,855
                               15,000(11)      0.71           9.31        03/31/08      83,161      208,198
                               15,000          0.71           7.63        01/20/09      71,977      182,404

---------------
 (1) Options vest over a three- or five-year period from the date of grant.

 (2) On September 3, 1998, an aggregate of 1,462,252 options to purchase Common Stock, including options granted to the executive officers of the Company, with exercise prices in excess of $9.31 were canceled and new options were issued in replacement thereof with exercise prices of $9.31 and terms identical to those canceled.

 (3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based upon assumed rates of share price appreciation set by the Securities and Exchange Commission of five percent and ten percent of the fair value of the Common Stock on the date of grant of the options, compounded annually from the date of grant to the option expiration dates. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, are dependent on the performance of the Common Stock and the date on which the option is exercised. There can be no assurance that the values reflected will be achieved.

 (4) Grants of stock options pursuant to the repricing of options on September 3, 1998, in exchange for the cancellation of Messrs. Montgomery's, Luca's, Alloway's, Konecny's and Galasso's 50,000, 60,000, 20,000, 1,667 and 3,000,
     respectively, outstanding stock options originally granted November 15, 1994.

 (5) Grants of stock options pursuant to the repricing of options on September 3, 1998, in exchange for the cancellation of Messrs. Konecny's and Galasso's 2,250 and 5,000, respectively, outstanding stock options originally granted September 28, 1995.

 (6) Grants of stock options pursuant to the repricing of options on September 3, 1998, in exchange for the cancellation of Messrs. Montgomery's, Luca's and Alloway's 40,000, 40,000 and 25,000, respectively, outstanding stock options originally granted October 20, 1995.

 (7) Grants of stock options pursuant to the repricing of options on September 3, 1998, in exchange for the cancellation of Messrs. Luca's, Alloway's, Konecny's and Galasso's 24,715, 63,091, 15,000 and 8,900, respectively, outstanding stock options originally granted March 22, 1996.

 (8) Grant of stock options pursuant to the repricing of options on September 3, 1998, in exchange for the cancellation of Mr. Galasso's 20,000 outstanding stock options originally granted September 5, 1996.

 (9) Grants of stock options pursuant to the repricing of options on September 3, 1998, in exchange for the cancellation of Messrs. Luca's, Alloway's, Konecny's and Galasso's 50,000, 50,000, 20,000 and 20,000, respectively, outstanding stock options originally granted December 6, 1996.

(10) Grant of stock options pursuant to the repricing of options on September 3, 1998, in exchange for the cancellation of Mr. Luca's 36,697 outstanding stock options originally granted October 2, 1997.

(11) Grants of stock options pursuant to the repricing of options on September 3, 1998, in exchange for the cancellation of Messrs. Luca's, Alloway's, Konecny's and Galasso's 35,000, 15,000, 20,000 and 15,000, respectively, outstanding stock options originally granted March 31, 1998.

     The following table sets forth certain information with respect to the aggregate exercises of stock options and unexercised stock options held as of July 3, 1999, by the executive officers named in the Summary Compensation Table above.

                 AGGREGATE OPTIONS EXERCISED IN FISCAL 1999 AND
                       FISCAL 1999 YEAR END OPTION VALUES

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED             IN-THE-MONEY
                                   SHARES                   OPTIONS AT JULY 3, 1999     OPTIONS AT JULY 3, 1999(1)
                                 ACQUIRED ON    VALUE     ---------------------------   ---------------------------
             NAME                 EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----                -----------   --------   -----------   -------------   -----------   -------------
Joseph S. Montgomery...........      --           $--       128,750        100,000       $549,725       $119,000
William A. Luca................      --           --        147,565        151,697        436,642        288,564
Daniel C. Alloway..............      --           --        135,216         95,000        455,600        199,550
Leonard J. Konecny.............      --           --         18,917         55,000         29,700        111,550
Mario M. Galasso...............      --           --         30,233         56,667         47,466        114,167

---------------
(1) The values in this column represent the closing sales price of the Company's Common Stock on the Nasdaq National Market on July 2, 1999, $10.88, less the respective option exercise price.

EMPLOYMENT AGREEMENTS AND SEPARATION PLAN

     On January 3, 1994, the Company entered into an employment agreement with William Luca, pursuant to which Mr. Luca agreed to serve as Chief Financial Officer of the Company. The annual base salary to be paid under such agreement to Mr. Luca was $150,000 per annum. The agreement may be terminated either by Mr. Luca or the Company upon at least 14 days prior written notice, or by the Company effective immediately for cause. The agreement also contains a non-competition provision which requires, among other things, that Mr. Luca not perform functions or provide the same or substantially similar services to those performed or provided by him for the Company for any competitor of the Company for a period of one year following the termination of his employment for any reason.

     On June 6, 1994, the Company entered into an employment agreement with Leonard Konecny, pursuant to which Mr. Konecny agreed to serve as Vice President of Purchasing of the Company. The annual base salary to be paid under such agreement to Mr. Konecny was $80,000 per annum. The agreement may be terminated either by Mr. Konecny or the Company upon at least 14 days prior written notice, or by the Company effective immediately for cause. The agreement also contains a non-competition provision which requires, among other things, that Mr. Konecny not perform functions or provide the same or substantially similar services to those performed or provided by him for the Company for any competitor of the Company for a period of one year following the termination of his employment for any reason.

     On February 5, 1998, the Company entered into Change-of-Control Employment Agreements with Joseph Montgomery, William Luca and Daniel Alloway (each, an "Executive"). Each agreement is identical and provides that upon a Change of Control (as defined in each agreement), the Company will continue to employ the Executive for three years after the Change of Control occurs (the "Employment Period"), unless the agreement is terminated earlier in accordance with its terms. During the Employment Period, each Executive will receive an annual base salary at least equal to 12 times the highest monthly base salary paid or payable to each respective Executive for the 12-month period prior to the Change of Control ("Annual Base Salary"). In addition, each Executive is entitled to receive an annual profit-sharing bonus at lease equal to the highest profit-sharing bonus paid to each respective Executive in the past three fiscal years ("Annual Bonus"). Pursuant to the terms of each agreement, each Executive's employment with the Company may be terminated by the Executive at any time and for any reason or no reason at all. Upon a termination of a Change-of-Control Employment Agreement (other than for death or disability (as defined in each agreement)), the Company shall pay to the Executive the aggregate of the following amounts: (1) the Executive's Annual Base Salary through the Date of Termination (as defined in each agreement) to the extent not already paid; (2) the product of (x) the higher of (i) the amount of any Annual Bonus, annualized in the event the Executive was not employed for the full fiscal year relating thereto and (ii) the Annual Bonus paid or payable, including any bonus or portion thereof which has been earned but deferred (and annualized for any fiscal year consisting of less than 12 full months or during which the Executive was employed for less than 12 full months), for the most recently completed fiscal year during the Employment Period, if any (such higher amount being referred to as the "Highest Annual Bonus") times (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365; (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not already paid; (4) the amount equal to the product of (i) three times (ii) the sum of (x) the Executive's Annual Base Salary and (y) the Highest Annual Bonus; and (5) any Gross-Up Payments (as defined in each agreement) for certain tax obligations of the Executive. Each Executive shall also be entitled to certain benefits and limited payments relating to specific obligations of the Company. During the Employment Period, the Company may terminate each Executive's employment with the Company upon an Executive's death or disability with specified payment obligations in each instance for accrued obligations and other benefits.

     Leonard Konecny is a participant in the Company's Change-of-Control Separation Plan A. The plan provides that Mr. Konecny will continue to be a participant in the plan until he ceases to be employed by the Company or his designation as a participant of the plan is rescinded by the Board of Directors. Upon a Change of Control (as defined in the plan), the Company will be obligated to pay Mr. Konecny, subject to certain federal tax limitations, the aggregate of the following amounts if he is terminated for any reason other than for cause (as defined in the plan), death or disability (as defined in the plan): (1) his annual base salary at the time of a Change of Control ("Annual Base Salary") through the Date of Termination (as defined in the plan) to the extent not already paid; (2) any compensation previously deferred (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not already paid; and (3) the amount equal to the product of (i) one and one-half times (ii) Mr. Konecny's Annual Base Salary. Upon such termination, Mr. Konecny shall also be entitled to certain benefits and limited payments relating to specific obligations of the Company. After a Change of Control, the Company may also terminate Mr. Konecny for death or disability with specified payment obligations in each instance for accrued obligations.

     Mario Galasso is a participant in the Company's Change-of-Control Separation Plan B. The plan provides that Mr. Galasso will continue to be a participant in the plan until he ceases to be employed by the Company or his designation as a participant of the plan is rescinded by the Board of Directors. Upon a Change of Control (as defined in the plan), the Company will be obligated to pay Mr. Galasso, subject to certain federal tax limitations, the aggregate of the following amounts if he is terminated for any reason other than for cause (as defined in the plan), death or disability (as defined in the plan): (1) his annual base salary at the time of a Change of Control ("Annual Base Salary") through the Date of Termination (as defined in the plan) to the extent not already paid; and (2) any compensation previously deferred (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not already paid; and (3) the amount equal to Mr. Galasso's Annual Base Salary. Upon such termination, Mr. Galasso shall also be entitled to certain benefits and limited payments relating to specific obligations of the Company. After a Change of Control, the Company may also terminate Mr. Galasso for death or disability with specified payment obligations in each instance for accrued obligations.

COMPARISON OF CUMULATIVE TOTAL RETURNS

     The following graph compares the performance of the Company's Common Stock with the performance of the Nasdaq Stock Market (U.S. Companies) Stock Price Index (the "Nasdaq Index") and a peer group index created by the Company, over the period from November 16, 1994 (the first day of public trading of the Company's Common Stock) to July 2, 1999. The graph assumes that $100 was invested on November 16, 1994, in each of the Company's Common Stock, the Nasdaq Index and the peer group index, and that all dividends were reinvested.

     The peer group index created by the Company is composed of companies in bicycle or other recreational product lines of business. The common stock of the following companies has been included in the peer group index: K2, Inc., Bell Sports Corp., Callaway Golf Company, GT Bicycles, Inc., The Coleman Company, Inc., First Team Sports, Inc., Huffy Corporation, Ride Inc. and Rockshox Inc.

             PREPARED BY THE CENTER FOR RESEARCH IN SECURITY PRICES

                     [5-YR CUMULATIVE TOTAL RETURNS GRAPH]

                                                                            NASDAQ STOCK MARKET (US
                                                CANNONDALE|CORPORATION            COMPANIES)           SELF-DETERMINED|PEER GROUP
                                                ----------------------      -----------------------    --------------------------
11/16/94                                                    100                         100                         100
                                                         91.818                      97.562                       94.17
                                                         74.545                      97.827                      95.292
                                                         88.182                      98.389                      94.836
                                                         94.545                      103.59                      98.193
                                                         90.909                     106.665                      95.183
                                                        110.909                      110.25                       88.36
                                                        114.545                     112.871                      93.771
06/30/95                                                101.818                     122.011                      95.985
                                                        127.273                     130.972                     100.512
                                                        119.091                      133.63                     100.506
                                                            120                     136.707                      99.105
                                                        116.364                     135.919                      96.724
                                                        103.636                     139.107                     106.165
                                                        115.455                     138.372                     115.511
                                                            110                     139.064                     106.885
                                                        112.727                     144.365                     120.161
                                                        133.636                      144.85                      127.89
                                                        161.818                      156.85                     131.712
                                                            160                     164.046                     140.808
06/28/96                                                147.273                     156.651                     142.083
                                                        143.636                     142.706                     126.289
                                                        132.727                      150.71                     131.749
                                                        169.091                     162.231                     131.165
                                                            140                     160.435                     118.121
                                                            140                     170.389                     120.878
                                                        163.636                     170.246                     116.788
                                                        169.091                     182.328                     126.047
                                                        148.182                     172.243                     121.191
                                                        134.545                     161.013                     112.605
                                                        141.818                     166.027                     118.847
                                                        127.273                     184.834                     128.531
06/30/97                                                129.091                     190.515                     139.551
                                                        129.091                      210.59                     136.334
                                                        129.091                     210.275                     131.544
                                                        163.636                     222.743                     133.513
                                                        160.909                      211.14                     122.432
                                                        151.364                     212.265                     118.801
                                                        158.182                     208.612                     113.181
                                                        147.727                     215.214                      104.18
                                                        149.545                     235.453                     127.833
                                                        120.455                     244.139                     137.795
                                                        115.455                     248.251                     117.746
                                                        102.727                     234.471                      98.928
06/30/98                                                 97.273                     250.848                      84.554
                                                             80                     247.915                       67.71
                                                         69.091                     198.924                       59.07
                                                         67.955                     226.542                      58.897
                                                         79.091                     236.332                       56.72
                                                         72.273                     260.231                      63.644
                                                         65.455                      293.99                      55.005
                                                         53.636                     336.728                      57.175
                                                         91.818                     306.533                      55.277
                                                         60.909                     328.794                      50.018
                                                         69.091                     338.098                      62.069
                                                         64.545                     330.264                      67.998
06/30/99                                                 82.727                     359.762                      64.577

Companies in the Self-Determined Peer Group
  BELL SPORTS CORP                               CALLAWAY GOLF CO
  COLEMAN CO                                     FIRST TEAM SPORTS INC
  G T BICYCLES INC                               HUFFY CORP
  K 2 INC                                        RIDE INC
  ROCKSHOX INC

NOTES:
  A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
  B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
  C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
  D. The index level for all series was set to $100.0 on 11/16/94.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Joseph Montgomery is the sole shareholder of JSM. JSM owned a Cessna Citation Jet aircraft that it sold to the Company on June 30, 1998. The Company purchased the Cessna Citation Jet aircraft from JSM for $2.8 million (which was determined by the Company based on independent valuations of the market value of the aircraft). The Company also assumed the obligations of JSM Aviation, LLC ("JSM LLC"), a Connecticut limited liability company in which Mr. Montgomery and Michael Stimola are each members, as sublessee under a hangar lease which houses the Cessna Citation Jet aircraft. As part of the assumption of the hangar lease obligations, the Company reimbursed JSM LLC $160,922 for the cost of certain leasehold improvements made to the hangar by JSM LLC. The Company currently uses the Cessna Citation Jet aircraft largely for transporting personnel between its Connecticut headquarters and its Pennsylvania manufacturing facilities and anticipates that it will have an increased need for an aircraft in connection with planned growth of the business.

     In connection with the purchase of the Cessna Citation Jet aircraft, the Company also purchased, for $500,000, JSM's right to acquire a Learjet aircraft. JSM had entered into a contract with Learjet, Inc. ("Learjet") to purchase an aircraft and had paid Learjet $500,000 as a deposit with respect to such purchase. The Company has assumed JSM's rights and obligations under this contract. In connection with these transactions, JSM obtained a right of first refusal with respect to the Cessna Citation Jet aircraft and the Learjet aircraft under certain limited circumstances. It is not the intent of the Company to operate both the Cessna Citation Jet aircraft and the Learjet aircraft simultaneously.

     During the third quarter of fiscal 1999, the Company entered into a $2.9 million sale-leaseback transaction for the Cessna Citation Jet purchased from JSM. The lease provides JSM with the right of first refusal should the Company purchase the aircraft pursuant to the terms of the lease agreement.

     The Company has entered into an agreement with Joseph Montgomery pursuant to which he agrees to pay the Company for any personal use of the Cessna Citation Jet aircraft being leased by the Company. This agreement does not require the Company to make the aircraft available to Mr. Montgomery, but governs payments to be made by Mr. Montgomery for such personal use as may be agreed to by the Company from time to time. Payment for such personal use is at the rate established from time to time by the Internal Revenue Service as reasonable for personal use of employer-owned aircraft. During fiscal 1999, Mr. Montgomery's personal use of the aircraft was valued at $28,804.

     Sandvick, of which Mr. Stimola is the President and majority stockholder, has been the construction manager and general contractor for several construction projects of the Company in Connecticut and Pennsylvania, including the construction of the Company's headquarters and research and development facility and the expansion of its Bedford, Pennsylvania bicycle manufacturing facility. In fiscal 1999, Sandvick was the construction manager and general contractor for the construction of a new 100,000 square foot facility in Bedford, Pennsylvania to house production of the Company's motorcycle and to provide additional warehousing space. In fiscal 1999, the Company paid Sandvick $6.3 million for the construction of this new facility.

     In fiscal 1997, the Company agreed to provide up to $450,000 in interest-free loans to William Luca to enable him to purchase a home in the vicinity of the Company's headquarters. In fiscal 1999, the Company agreed to provide Mr. Luca up to an additional $200,000 of interest-free loans under the same terms and conditions as the original loan. As of October 1, 1999, $650,000 had been advanced to Mr. Luca. The loans mature on December 29, 2006, at which time the entire principal balance is due. The loans are secured by a mortgage on Mr. Luca's residence.

     In fiscal 1997, the Company agreed to provide up to $125,000 in interest-free loans to Leonard Konecny to enable him to purchase a home in the vicinity of the Company's headquarters. As of October 1, 1999, $125,000 had been advanced to Mr. Konecny. The loans mature on September 1, 2007, at which time the entire principal balance is due. The loans are secured by a mortgage on Mr. Konecny's residence.

     In fiscal 1999, the Company provided Daniel Alloway with an $80,000 interest-free advance against his future salary. This advance is still outstanding as of October 1, 1999.

     In April 1998, the Company provided Joseph Montgomery with a loan in the principal amount of $2,000,000 to enable him to meet certain tax obligations. In June 1998, the Company provided Mr. Montgomery with an additional loan in the principal amount of $10,000,000 for the purchase of certain real property, which loan was combined with the previous $2,000,000 loan made in April 1998. The loan matures on August 1, 2003, at which time the entire principal balance is due. The interest rate on the loan is set at the prime rate as published in the Wall Street Journal from time to time, and the loan is secured by a pledge to the Company of all of the shares of the Company's common stock held by Mr. Montgomery and by a mortgage on such real property. The Company has agreed to defer the first interest payment of approximately $900,000 payable by Mr. Montgomery to the Company due August 1, 1999 pursuant to the terms of the loan. Under the terms of the deferral, Mr. Montgomery is obligated to sell 75,000 shares of his stock in the Company per quarter commencing in the Company's third quarter of fiscal 2000. The net proceeds of such sales will be remitted to the Company to pay the deferred interest. The stock selling program by Mr. Montgomery is subject to applicable securities laws and other restrictions which may preclude Mr. Montgomery from selling 75,000 shares per quarter. This selling program will continue until the balance of the deferred interest is paid by Mr. Montgomery in its entirety. As of October 1, 1999, $13,070,902, including interest and deferred interest, was outstanding on the loan.

     The Board of Directors of the Company believes that the terms of the transactions described above (other than those involving loans to employees) were on terms no less favorable to the Company than those that could have been obtained from unaffiliated parties; and that the transactions involving loans to employees were fair and reasonable under the circumstances. The Company anticipates that future transactions with affiliated parties will be approved by a majority of the Company's disinterested directors and will be on terms no less favorable to the Company than those that could be obtained from unaffiliated parties.

        ITEM 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Company has appointed Ernst & Young LLP as the Company's independent accountants for fiscal 2000. Ernst & Young LLP has served as the Company's independent accountants since 1993. Services provided to the Company and its subsidiaries by Ernst & Young LLP with respect to fiscal 1999 included the audit of the Company's consolidated financial statements, limited reviews of quarterly reports, services related to filings with the Securities and Exchange Commission and consultations on various tax matters. Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

     Ratification of the selection of Ernst & Young LLP as the Company's independent accountants for fiscal 2000 will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. In the event stockholders do not ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the forthcoming fiscal year, such appointment will be reconsidered by the Audit Committee and the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL 2000.

                                 OTHER MATTERS

     As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. Proxies in the enclosed form will be voted in respect of any other business that is properly brought before the Annual Meeting in accordance with the judgment of the person or persons voting the proxies.

               STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

     Pursuant to the Securities and Exchange Commission rules promulgated under the Securities Exchange Act of 1934, any proposal of a stockholder intended to be presented at the Company's 2000 Annual Meeting of

Stockholders must be received by the Secretary of the Company, for inclusion in the Company's proxy statement relating to the 2000 Annual Meeting, by June 16, 2000. In accordance with the advance notice provisions contained in the Company's Bylaws, the Company generally must receive notice of stockholder's intent to propose any business at an annual meeting no later than the close of business on the 70th day and no earlier than the close of business on the 90th day prior to the first anniversary of this year's Annual Meeting (November 17, 2000).

                             ADDITIONAL INFORMATION

     The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex or facsimile. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

October 15, 1999
                                              By Order of the Board of Directors

                                                             /s/ John T. Capetta

                                                                 John T. Capetta
                                                                       Secretary

PROXY

                             CANNONDALE CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Joseph S. Montgomery and William A. Luca, and each of them individually, as proxies, each with the power of substitution, and hereby authorizes them to vote all shares of Common Stock of the undersigned at the Annual Meeting of the Company, to be held at the Ethan Allen Inn, 21 Lake Avenue Extension, Danbury, Connecticut, on Wednesday, November 17, 1999 at 10:00 a.m., Eastern Standard Time, and at any adjournments or postponements thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" THE PROPOSALS SET FORTH ON THE REVERSE SIDE.

SEE REVERSE SIDE                                               SEE REVERSE SIDE
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

-------------------------------------------------------------------------------
                   [UP ARROW] FOLD AND DETACH HERE [UP ARROW]

                                                                Please mark
                                                                votes as in  [X]
                                                               this example.

The Board of Directors recommends a vote FOR proposals 1 and 2.

1. Election of Class II Directors.              FOR       WITHHOLD authority to
   Nominees: John Sanders, James Scott      ALL nominees  vote for ALL nominees
             Montgomery and Sally G. Palmer     [ ]               [ ]

   [ ]
       ------------------------------------------------
       For nominees except as noted above

2. Selection of Independent Accountants.           FOR    AGAINST    ABSTAIN
                                                   [ ]      [ ]        [ ]

3. The proxies are authorized to vote upon such other business that may properly come before the meeting in accordance with the judgment of the person or persons voting this proxy.

                         MARK HERE FOR ADDRESS CHANGE AND              [ ]
                 -----   NOTE AT LEFT
                     |
                     |
                     |


Signature                                            Date
         -------------------------------------------     -----------------------

Signature
         -------------------------------------------

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
                            x FOLD AND DETACH HERE x

                                                   CONTACT:
                                                   WILLIAM A. LUCA
                                                   VICE PRESIDENT AND CFO
                                                   (203) 749-7000

FOR IMMEDIATE RELEASE

                             CANNONDALE CORPORATION
            EXPECTS FISCAL 2000 FIRST QUARTER REVENUES AND EARNINGS
                       TO BE BELOW ANALYSTS' EXPECTATIONS

Bethel, CT (October 7, 1999) - Cannondale Corporation (Nasdaq: BIKE) today announced that it expects that revenues will be approximately $6.0 million below analysts' estimates for its first fiscal quarter ending October 2, 1999. Earnings per share will be a loss of approximately 20 cents. Cannondale's revenues and earnings for the first quarter of fiscal 2000 were adversely affected by the continued retail inventory realignment in the European market and by component shortages caused by the September earthquake in Taiwan.

Despite a soft bicycle industry, the outlook for Cannondale remains strong as it continues to innovate at a faster pace than its competitors. Cannondale recently introduced significant new innovations including the Raven II, the single-sided HeadShok Lefty suspension fork, the CAAD5 mountain frame and two CODA disc brakes. Demand currently exceeds Cannondale's ability to supply these innovations - an imbalance which Cannondale expects will be corrected in the next two fiscal quarters. Cannondale expects to introduce additional innovations during the balance of the 2000 fiscal year.

Consistent with the maturing market, consolidation is increasingly evident at both the supplier and retail levels of the cycling industry. Cannondale's strong positioning enables it to partner with the best bicycle retailers, who are looking for the strongest brands to carry. Cannondale's patented, vertically-integrated technology is a key point of differentiation as bicycle retailers are increasingly consolidating the number of bike lines they carry. As this consolidation takes place, Cannondale products receive correspondingly stronger retail emphasis.

Cannondale will begin manufacturing its MX400 motorcycle in the second quarter of fiscal 2000 (October to December), with shipments early in the third quarter. Currently, MX400 orders from motor-sport dealers exceed the MX400 sales forecast for fiscal 2000.

This press release contains forward-looking statements, as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of various risks and uncertainties, including risks described in this press release, as well as those detailed from time to time in the Company's periodic reports on Forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Cannondale Corporation is the world's leading manufacturer of high-performance aluminum bicycles. The Company's bicycles and bicycle accessories, which include clothing, packs and bags, HeadShok suspension forks and CODA components, are marketed under the Cannondale brand name and "Handmade in USA" logo, and are sold in the U.S. and in more than 60 foreign countries.

                                                                      1357-PR-99